Exhibit 7.16

THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THE REGISTRATION PROVISIONS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH OR UNLESS COMPLIANCE WITH SUCH PROVISIONS IS NOT REQUIRED.

December 14, 2009

PURPLE COMMUNICATIONS, INC.

COMMON STOCK WARRANT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Purple Communications, Inc., a Delaware corporation, with its principal office at 773 San Marin Drive, Suite 2210, Novato, California 94945 (the “Company”), CCP A, L.P. (the “Holder”), of 650 Madison Avenue, 23rd Floor, New York, New York 10022, subject to the terms and conditions of this Common Stock Warrant (the “Warrant”), is hereby granted the right to purchase, at the initial exercise price (the “Initial Exercise Price”) of $0.15 per share of common stock, $0.01 par value, of the Company (the “Common Stock”), at any one or more times after the date hereof until 5:00 p.m. on December 14, 2016, in the aggregate, 26,666,660 shares of Common Stock (the “Shares”) subject to adjustment as provided in Section 5 hereof.

Notwithstanding the foregoing, this Warrant is not exercisable until the Company has filed an amendment to its Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware that authorizes the Company to issue at least 400,000,000 shares of Common Stock.

This Warrant initially is exercisable at the Initial Exercise Price payable in cash (except as provided below), by wire transfer of immediately available funds or other form of payment satisfactory to the Company, subject to adjustment as provided in Section 5 hereof.

1. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part, at one or more times during any period in which this Warrant may be exercised as set forth above. The Holder shall not be deemed to have exercised its purchase rights hereunder until the Company receives written notice of the Holder’s intent to exercise its purchase rights hereunder. The written notice shall be in the form of the Subscription Form attached hereto and made a part hereof. Less than all of the Shares may be purchased under this Warrant. In lieu of exercising this Warrant by the payment of cash, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

Y (A - B)
X =	A

Where

X —	The number of shares of Common Stock to be issued to the Holder pursuant to this net exercise;

Y —	The number of shares of Common Stock in respect of which the exercise election is made;

A —	The Market Price of one share of the Company’s Common Stock at the time the exercise election is made;

B —	The Exercise Price (as adjusted to the date of net exercise).

In addition to issuing to the Holder the number of shares represented by “X” in the forgoing formula pursuant to such exercise, the Company shall also reduce the number of Shares covered by this Warrant by the number of shares represented by “Y” in the foregoing formula.

As used herein, the term “Market Price” shall mean the average of the closing price of the Company’s Common Stock on any national securities exchange, on the Nasdaq Global Market or the Nasdaq Capital Market, or, if the Company’s Common Stock is not so listed on any national securities exchange, on the Nasdaq Global Market or the Nasdaq Capital Market, then on the domestic over-the-counter market as reported on the Over-The-Counter Bulletin Board or by the Pink OTC Markets, Inc., or any similar successor organization, for the ten (10) trading days prior to the date the Holder exercises this Warrant.

2. Issuance of Certificates. Upon the exercise of this Warrant and subject to the second paragraph of this Warrant, the issuance of certificates for Shares underlying this Warrant shall be made forthwith (and in any event within three days) after the Company’s receipt of (i) written notice hereunder as specified in Section 1 above) and/or (ii) funds in respect of the Exercise Price (as defined in Section 4.2 hereof) pursuant to Section 4 hereof for the shares so exercised and such certificates shall be issued in the name of the Holder hereof.

3. Restriction on Transfer; Investment Representations; Registration Rights.

3.1 Restriction on Transfer.

(a) The Holder acknowledges that neither this Warrant nor any Shares issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the “Act”), and neither may be sold or transferred in whole or in part unless the Holder shall have first given prior written notice to the Company describing such sale or transfer; provided, however, that the foregoing shall not apply if there is in effect a registration statement with respect to this Warrant or the Shares issuable upon exercise hereof, as the case may be, at the time of the proposed sale or transfer.

(b) Any transfer of all or any portion of this Warrant (and the Shares), or any interest herein or therein, that is otherwise in compliance with the Act shall be effected by surrendering this Warrant to the Company at its principal office, together with a duly executed form of assignment, in the form attached hereto. In the event of any such transfer of this Warrant, the Company shall issue (i) a new warrant or warrants of like tenor to the transferee(s) (which warrant or warrants shall bear a legend identical the legend contained in this Warrant), representing the right to purchase the same number of Shares and cash, securities or other property, if any, which were purchasable by the Holder of the transferred portion of this Warrant, and (ii) a new warrant of like tenor to the Holder (which warrant shall bear a legend identical the legend contained in this Warrant), representing the right to purchase the number of Shares, and cash, securities or other property, if any, purchasable by the Holder of the un-transferred portion of this Warrant. Until this Warrant or any portion thereof is transferred on the books of the Company, the Company may treat the Holder as the absolute holder of this Warrant and all right, title and interest therein for all purposes, notwithstanding any notice to the contrary.

3.2 Investment Representations. The Holder represents that: (i) it is an accredited investor within the meaning of Regulation D under the Act; (ii) it is acquiring this Warrant and upon exercise hereof, the Shares, for its own account for investment only, and not with a view towards, or for resale in connection with, their distribution; (iii) it has had an opportunity to discuss the Company’s business and affairs with management of the Company and is satisfied with the results thereof; and (iv) it has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of its investment.

4. Price.

4.1 Initial and Adjusted Exercise Price. The initial purchase price for the purchase of the Shares shall be equal to the Initial Exercise Price. The Initial Exercise Price shall be adjusted from time to time in accordance with the provisions of Section 5 hereof.

4.2 Exercise Price. The term “Exercise Price” herein shall mean the Initial Exercise Price or the adjusted Exercise Price, as the case may be.

5. Adjustments of Exercise Price and Number of Shares. The Shares subject to this Warrant and the Exercise Price thereof shall be appropriately adjusted by the Company in accordance herewith.

5.1 Adjustment to Exercise Price and Number of Shares. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of its Common Stock into a greater number of shares, then in either of such cases, the then applicable Exercise Price per share of the Shares of Common Stock purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of shares at that time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the then applicable Exercise Price per share of the Shares of Common Stock purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased and the number of Shares purchasable pursuant to this Warrant shall be proportionately decreased. If the Company shall, at any time during the term of this Warrant, declare a dividend payable in cash on its Common Stock and shall, at substantially the same time, offer to its stockholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Stock so issued shall, for the purpose of this Warrant, be deemed to have been issued as a stock dividend. Any dividend paid or distributed upon the Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon conversion thereof.

5.2 Recapitalization. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding Common Stock, (other than a change in par value to no par value), or the Company or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation’s property and assets to any other corporation or corporations (any such other corporations being included within the meaning of the term “successor corporation” hereinbefore used in the event of any consolidation or merger of any such other corporation with, or the sale of all or substantially all of the property of any such other corporation to, another corporation or corporations), then, as a condition of such recapitalization, consolidation, merger or conveyance, lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to purchase, upon the basis and on the terms and conditions specified in this Warrant, in lieu of the Shares theretofore purchasable upon the exercise of this Warrant, such shares of stock, securities or assets of the other corporation as to which the Holder of this Warrant would have been entitled had this Warrant been exercised immediately prior to such recapitalization, consolidation, merger or conveyance; and in any such event, the rights of the Warrant Holder to any adjustment in the number of Shares purchasable upon the exercise of this Warrant, as hereinbefore provided, shall continue and be preserved in respect of any stock which the Holder becomes entitled to purchase.

5.3 Exercise Price Reset Provision. In the event that after the date hereof but prior to the expiration of this Warrant the Company issues publicly or privately (i) shares of its Common Stock, (ii) securities convertible into shares of its Common Stock, or (iii) options or warrants to purchase shares of its Common Stock or securities convertible into shares of its Common Stock (“Additional Stock”), other than Excluded Stock (as defined below), at a sale, conversion or exercise price per share (the “Issue Price”), as the case may be, less than the Exercise Price then in effect, the Exercise Price shall forthwith be adjusted to such lower sale, conversion or exercise price, regardless of the number of shares of Additional Stock issued.

“Excluded Stock” shall mean: (i) shares of Common Stock issued pursuant to a transaction described in Section 5.1 and 5.2; (ii) shares of Common Stock issuable or issued to employees, consultants or directors of the Company pursuant to a stock option plan or restricted stock plan approved by the board of directors of the Company (the “Board”); (iii) shares of Common Stock issued or issuable in a bona fide, underwritten public offering of shares of Common Stock; (iv) shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock of the Company (the “Series B Preferred Stock”) or as dividends or distributions on the Series B Preferred Stock, or upon exercise of options or warrants or conversion of any other convertible securities outstanding as of the date of this Warrant; (v) shares of Common Stock issued in connection with a bona fide business acquisition of or by the Company that is approved by the Board, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (vi) shares of Common Stock issued or issuable upon exercise of warrants or other securities or rights pursuant to equipment lease financings or bank credit arrangements approved by the Board and not undertaken for the primary purpose of raising equity capital; or (vii) shares of Common Stock issued or issuable upon exercise of warrants or other securities or rights to persons or entities with which the Company has business relationships or corporate partnering arrangements, including without limitation, the acquisition of technology, and provided that such issuances are approved by the Board and not undertaken for the primary purpose of raising equity capital.

5.4 Dissolution. In case the Company at any time while this Warrant shall remain unexpired and unexercised shall sell all or substantially all of its property or dissolve, liquidate or wind up its affairs, lawful provision shall be made as part of the terms of any such sale, dissolution, liquidation or winding up, so that the Holder of this Warrant may thereafter receive upon exercise hereof in lieu of each share of Common Stock of the Company which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company; provided, however, that in any case of any such sale or of dissolution, liquidation or winding up, the right to exercise this Warrant shall terminate on a date fixed by the Company. Such date so fixed shall be no earlier than 3 p.m. Los Angeles time, on the fifteenth (15th) day next succeeding the date on which notice of such termination of the right to exercise this Warrant has been given by mail to the registered Holder of this Warrant at its address as it appears on the books of the Company.

5.5 No Fractional Shares. Upon any exercise of this Warrant by the Holder, the Company shall not be required to deliver fractions of one share, but adjustment in the Exercise Price payable by the Holder shall be made in respect of any such fraction of one share on the basis of the Exercise Price per share then applicable upon exercise of this Warrant.

5.6 Notices. In the event that, prior to the expiration of this Warrant by exercise or by its terms, the Company shall determine to take a record of its stockholders for the purpose of determining stockholders entitled to receive any dividend, stock dividend, distribution or other right whether or not it may cause any change or adjustment in the number, amount, price or nature of the securities or assets deliverable upon the exercise of this Warrant pursuant to the foregoing provisions, the Company shall give at least ten (10) days’ prior written notice to the effect that it intends to take such record to the registered Holder of this Warrant at its address as it appears on the books of the Company, said notice to specify the date as of which such record is to be taken, the purpose for which such record is to be taken, and the effect which the action which may be taken will have upon this Warrant.

5.7 Registered Owner. The Company may deem and treat the registered Holder of the Warrant at any time as the absolute owner hereof for all purposes, and shall not be affected by any notice to the contrary.

5.8 Status. This Warrant shall not entitle any Holder thereof to any of the rights of a stockholder, and shall not entitle any Holder thereof to any dividend declared upon the Common Stock unless the Holder shall have exercised the within Warrant and purchased the shares of Common Stock prior to the record date fixed by the Board for the determination of holders of Common Stock entitled to exercise any such rights or receive said dividend.

5.9 Issuance of New Warrants; Company Acknowledgment. Upon any partial exercise of this Warrant, the Company, at its expense, will forthwith and, in any event within ten (10) business days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the Shares. Moreover, the Company shall, at the time of any exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the H older shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

6. Replacement of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of such loss, theft, destruction or mutilation, of indemnity or security reasonably satisfactory to it in its sole discretion, and reimbursement to the Company of all expenses incidental or relating thereto, and upon surrender and cancellation of this Warrant (unless lost, stolen or destroyed), the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

7. Notices to Warrant Holder. Except as set forth in Section 5.6 hereto, nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company.

8. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any securities). Nothing in this Warrant, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.

9. Governing Law. This Warrant shall be governed by and construed under the laws of the State of California without regard to principles of conflicts of law.

10. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

11. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile or by electronic mail if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days’ advance written notice to the other parties hereto.

12. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

13. Entire Agreement. This Warrant and the documents, schedules and exhibits referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

14. No Impairment. The Company will not, by amendment of its Amended and Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, sale or other transfer of any of its assets or properties, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith carry out all such terms and take such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor on such exercise, and (b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

15. Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is validly asserted as a defense, the successful party to such action or proceeding shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

16. Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its corporate name by, and such signature to be attested to by, a duly authorized officer as of the date first above written.

PURPLE COMMUNICATIONS, INC.

By:	/s/ Daniel R. Luis
Name: Daniel R. Luis
Title: Chief Executive Officer

ACCEPTED AND AGREED:

CCP A, L.P.

By:	CLEARLAKE CAPITAL PARTNERS, LLC
Its General Partner

By:	CCG Operations, LLC
Its Managing Member

By:	/s/ Behdad Eghbali
Name:	Behdad Eghbali
Title:	Authorized Signatory

ASSIGNMENT

(To Be Executed By the Registered Holder

to Effect a Transfer of the Within Warrant)

FOR VALUE RECEIVED
hereby sells, assigns and transfers unto

(Name)

(Address)

the right to purchase Common Stock evidenced by the within Warrant, to the extent                      of shares of Common Stock, and does hereby irrevocably constitute and appoint

_____________________________________________________________
to transfer the said right on the books of the Company, with full power of substitution.

Dated:                             , 20__.

(Signature)

NOTICE:	The signature to this assignment must correspond with the name as written upon the case of the within Warrant in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a bank, other than a savings bank or trust company, having an office or correspondent in New York, or by a firm having membership on a registered national securities exchange and an office in New York, New York.

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To Purple Communications, Inc.

The undersigned hereby elects to [check applicable subsection]:

(a)

Purchase                      [1] shares of Common Stock of Purple Communications, Inc. pursuant to the terms of the attached Warrant and tenders herewith payment in full for the Exercise Price of the Shares being purchased, together with all applicable transfer taxes, if any;

OR

(b)	Exercise the attached Warrant for shares of Common Stock purchasable under the Warrant pursuant to the net exercise provisions of Section 1 of such Warrant.

The undersigned hereby represents that:

(a)	it is an accredited investor within the meaning of Regulation D under the Act; and

(b)	it is acquiring the Shares for its own account for investment only, and not with a view towards, or for resale in connection with, their distribution.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrants)

(Address)

[1]	Insert here the maximum number of shares or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised.